   As filed with the Securities and Exchange Commission on October 1, 1997
                                                       Registration No. 33-48363
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                       POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              WMS INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                         36-2814522
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)


                          3401 North California Avenue
                               Chicago, IL 60618
                                 (773) 961-1111
                    (Address of principal executive offices)

                ----------------------------------------------

                             1991 STOCK OPTION PLAN
                            (Full title of the Plan)

                ----------------------------------------------

                                Neil D. Nicastro
                                   President
                              WMS Industries Inc.
                          3401 North California Avenue
                               Chicago, IL 60618
                                 (773) 961-1111
                          (Name, address and telephone
                          number of agent for service)
                                    Copy to:
                                Orrin J. Edidin
                 Vice President, Secretary and General Counsel
                              WMS Industries Inc.
                           3401 N. California Avenue
                            Chicago, Illinois  60618
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                           PROPOSED             PROPOSED
                                       AMOUNT TO BE     MAXIMUM OFFERING    MAXIMUM AGGREGATE      AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED  REGISTERED (1)(2) PRICE PER SHARE (3)  OFFERING PRICE (3)  REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.50 par value          201,845 shares       $21.344             $3,867,850        $1,172.07
====================================================================================================================

(1) This Post Effective Amendment No. 1 to Registration Statement No. 33-48363 registers additional shares of the Registrant's Common Stock issuable pursuant to the same employee benefit plan for which Registration Statement No. 33-48363 is currently effective. A registration fee of $7,823 was paid June 3, 1992 upon the filing of Registration Statement
     No. 333-48363 for the 1,500,000 shares of Common Stock registered thereunder. Accordingly, pursuant to Instruction E on Form S-8, the registration fee is being paid with respect to the additional securities only.

(2) Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of Registrant's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(3) Based on the prices at which outstanding options to purchase Common Stock may be exercised under the Plan for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).
--------------------------------------------------------------------------------
Pursuant to Rule 429 under the Securities Act of 1933, the reoffer prospectus included as part of this Post Effective Amendment No. 1 to Registration Statement No. 33-48363 shall be deemed to be a combined prospectus which shall also relate to the Registrant's Registration Statements Nos. 2-82186, 33-79146 and 333-06021.
================================================================================

                               EXPLANATORY NOTE

     Registration Statement No. 33-48363 was filed with the Securities and Exchange Commission on June 3, 1992 by WMS Industries Inc. (the "Company" or the "Registrant") to register 1,500,000 shares of its common stock, $0.50 par value (the "Common Stock"), issuable pursuant to the Company's 1991 Stock Option Plan, as amended (the "Plan"). Registration Statement No. 33-48363 is still effective and is hereby incorporated by reference herein. The option adjustment provisions of the Plan were amended, which amendment was approved by the stockholders of the Company on January 21, 1997. As a result of the distribution by the Company of all of the outstanding shares of voting common stock of WHG Resorts & Casinos Inc., formerly a wholly-owned subsidiary of the Company, the number of securities underlying options granted pursuant to the Plan and the exercise price thereof were adjusted. This Post Effective Amendment No. 1 to the Registration Statement is being filed (i) to update the Registration Statement; (ii) to register 201,845 additional shares of the Common Stock issuable by the Company pursuant to the Plan, as amended; and
(iii) to include a reoffer prospectus.  Unchanged items are omitted.

                                 PROSPECTUS

                              WMS INDUSTRIES INC.

                                2,264,950 Shares

                          Common Stock, Par Value $.50

  This Prospectus has been prepared by WMS Industries Inc., a Delaware corporation (the "Company"), for use upon resale of shares of the Company's common stock, par value $.50 per share (the "Common Stock"), by certain officers and directors of the Company (the "Selling Stockholders") who have acquired or may acquire Common Stock upon exercise of options ("Options") granted or to be granted under the Company's 1982 Employee Stock Option Plan, 1991 Stock Option Plan, 1993 Stock Option Plan and 1994 Stock Option Plan (as amended, the "Plans"). The maximum number of shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations, spinoffs and certain other changes affecting the Common Stock, as described in the Plans. The Common Stock is listed on the New York Stock Exchange, and it is anticipated that the Selling Stockholders will offer shares of Common Stock for resale at prevailing prices on such exchange on the date of sale. See "Plan of Distribution" below. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

  SEE "RISK FACTORS" BEGINNING ON PAGE 3 BELOW FOR A DISCUSSION OF CERTAIN RISKS OF AN INVESTMENT IN THE COMMON STOCK. ADDITIONAL RISK "FACTORS AFFECTING FUTURE PERFORMANCE" ARE INCORPORATED HEREIN BY REFERENCE TO ITEM 1 IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1997.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION; NOR HAS
                    THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                           __________________________

  No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates and, if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.
                              ____________________

               The date of this Prospectus is September 30, 1997.

                             ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") the following Registration Statements (which term shall include any amendment thereto) on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares offered hereby: File Nos. 2-82186, 33-48363, 33-79146 and 333-06021. This Prospectus, which constitutes a part of each of these Registration Statements does not contain all the information set forth in the Registration Statements, and the exhibits and schedules thereto, certain items of which are omitted in accordance with the
rules and regulations of the Commission.   For further information with respect
to the Company and the Common Stock, reference is made to the Registration Statements including the exhibits and schedules to such Registration Statements, copies of which may be obtained as noted below. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statements or otherwise filed with the Commission. Each such statement is qualified by the provisions of such document, to which such reference is made.

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Commission. The Registration Statements and the reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at Seven World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. Copies can be obtained from the Commission at prescribed rates by writing to the Commission at 450 Fifth Street N.W., Washington, D.C. 20549. The Commission maintains an internet site on the Worldwide Web at www.sec.gov. that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission.


                      DOCUMENTS INCORPORATED BY REFERENCE

   The Company hereby incorporates by reference (a) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 ("Form 10- K"), including the exhibits thereto; and (b) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 1-8300) filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

  All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Requests for copies of such information should be directed to the Company at its principal executive office: 3401 North California Avenue, Chicago, IL 60618
(773) 961-1111, Attention: Vice President--Finance.


                              RECENT DEVELOPMENTS

  On August 15, 1997, the Company announced that the Board of Directors had approved the redemption on September 22, 1997, unless sooner converted, of 33% of the $57,500,000 outstanding principal amount of its 5-3/4% Convertible Subordinated Debentures (the "Debentures"). Subsequently, all but $160,000 of the called Debentures were converted into Common Stock. In addition, approximately $10,000,000 principal amount of additional Debentures were voluntarily converted, and the Company issued a total of approximately 1,265,000 shares of Common Stock upon such conversions.


  On September 23, 1997, the Company announced that its Board of Directors had approved the redemption on October 29, 1997, unless sooner converted, of all of the remaining Debentures. The redemption price is 102.9% of the principal amount of the Debentures plus accrued interest through the date of redemption. The Debentures are convertible into shares of Common Stock through October 22, 1997 at the conversion price of $23.03 per share. It is anticipated that substantially all of the Debentures will be converted by October 22, 1997 and that approximately an additional 1,200,000 shares of Common Stock will be issued upon such conversion.


                                  RISK FACTORS

  In addition to considering the other information set forth in, or incorporated by reference into, this Prospectus, prospective investors should carefully consider the following factors in evaluating an investment in the Company. See also, "Item 1. Business - Factors Affecting

Future Performance" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

  1. Blank Check Preferred Stock and Control of the Company. The Company's Restated Certificate of Incorporation, as amended, authorizes the issuance of 5,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. Although there are no present plans, agreements, commitments or undertakings with respect to the Company's issuance of any shares of Preferred Stock, any such issuances may be deemed to be an anti-takeover device which could be utilized as a method of discouraging, delaying or preventing a change in control of the Company or to dilute the public ownership of the Company, and there can be no assurance that the Company will not issue such shares.

  2. Adverse Effect of Potential Future Sales of Common Stock; Dilutive Nature of Options and Other Derivative Securities. The Company has 60,000,000 authorized shares of Common Stock, of which 25,516,740 shares were issued and outstanding as of September 22, 1997. In addition, it is expected that approximately 1,200,000 additional shares will be issued in October 1997 upon the conversion of the Company's remaining Debentures. See "Recent Developments" above. In the event that all of the issued and outstanding options are exercised, and all outstanding Debentures are converted pursuant to their terms, approximately 30,000,000 shares of Common Stock would be outstanding. Management will have broad discretion with respect to the issuance of the remaining authorized but unissued shares, including discretion to issue such shares in compensatory and acquisition transactions. In the event that the Company seeks to procure additional financing through the sale and issuance of its securities, or in the event that holders of derivative securities of the Company exercise or convert their securities into shares of Common Stock, the then current stockholders of the Company may suffer dilution in their percentage ownership of shares of the Common Stock. In addition, the future issuance of shares at a price below the then current market price of the Common Stock pursuant to the Debenture redemption or the registration statements listed under "Additional Information" above, or otherwise, or even the potential of such sales, may have a depressive effect on the future market price of the Common Stock. As of September 30, 1997, the Company had outstanding options to purchase an aggregate of approximately 4,122,000 shares of Common Stock exercisable at an average exercise price of approximately $19.51 per share. The Company's Plans also authorize the grant of options to purchase approximately an additional 1,031,000 shares of Common Stock. During the terms of the options, which average approximately six years from the date hereof, the holders thereof are given the opportunity to profit from a rise in the market price of the Common Stock. The percentage increase or decrease in the market price of an option or warrant tends generally to be greater than the percentage increase or decrease in the market price of the underlying common shares. The holders of options and warrants would be most likely to exercise them and purchase the Common Stock at a time when the Company could obtain capital by a new offering of securities on terms more favorable than those provided by the options and warrants. Consequently, the terms on which the Company could obtain additional capital during such periods may be adversely affected.

  3. Losses from Continuing Operations. The Company, apart from its subsidiary, Midway Games Inc., which is anticipated to be spun off from the Company in early 1998 (subject to receipt of a favorable ruling from the Internal Revenue Service that the spin off will be tax free to stockholder and the Company and subject to certain other conditions), has not generated a net income during its last three fiscal years and is not expected to genarate a net income for the current fiscal year.


                           USE OF PROCEEDS; DILUTION

  The Company will receive none of the proceeds from the sale of the Common Stock offered hereby, but it will receive the exercise price upon the exercise of Options for cash. The Company plans to use any such proceeds for working capital. For a discussion of the possible dilutive effects of the shares to be sold hereby, see paragraph number 2 under "Risk Factors" above.


                              SELLING STOCKHOLDERS

  The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders of the Company who have acquired or may acquire such shares pursuant to the exercise of Options. The Selling Stockholders named below may resell all, a portion or none of such shares from time to time.

  Participants under the Plans who are deemed to be "affiliates" of the Company who acquire Common Stock under the Plans may be added to the Selling Stockholders listed below from time to time by use of a prospectus supplement filed pursuant to Rule 424(b) under the Securities Act. An "affiliate" is defined in Rule 405 under the Securities Act as a "person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with", the Company. Non-affiliates who hold restricted securities (as defined in Rule 144(a)(3) under the Securities Act) purchased under the Plans or other employee benefit plans and who are not named below may use this Prospectus for the offer or sale of their Common Stock if they hold 1,000 shares or less. The inclusion of a person's name in the table below shall not be deemed to be an admission by such person that he or she is an "affiliate" of the Company.

  The table below sets forth with respect to each Selling Stockholder, based upon information available to the Company as of September 22, 1997, the number of shares of Common Stock beneficially owned before and after the sale of the shares offered hereby; the number of shares to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the Common Stock offered hereby.



                                                  Amount and                            Shares          Percent of Class(2)
                                                   Nature of                         Beneficially       -------------------
                                                  Beneficial       Shares to be      Owned After        Before        After
                           Name                    Ownership          Sold(1)          Offering        Offering     Offering
                           ----                    ---------          -------          --------        --------     --------
              Louis J. Nicastro                  7,551,886(3)         629,554         6,922,332         28.9%         26.5%
                 Chairman of the Board of
                 Directors

              Neil D. Nicastro                   7,986,986(4)       1,007,286         6,979,700         30.1%         26.3%
                 President, Chief Executive
                 Officer, Chief Operating
                 Officer and Director

              Harold H. Bach, Jr.                   96,433(5)          94,433             2,000           *             *
                 Vice President - Finance,
                 Treasurer, Chief Financial
                 and Chief Accounting
                 Officer


              Orrin J. Edidin                            -0-         25,000(6)               -0-         -0-           -0-
                 Vice President, Secretary
                 and General Counsel

              Kenneth J. Fedesna                   163,742(7)         163,684                58           *             *
                 Vice President and General
                 Manager of Williams
                 Electronic Games, Inc.,
                 Executive Vice President--
                 Coin-Op Video of Midway
                 Games, Inc.; Director


              Norman J. Menell                      65,171(8)          62,955             2,216           *             *
                 Vice Chairman of the Board
                 of Directors

              William C. Bartholomay                81,755(8)          62,955            18,800           *             *
                 Director


              William E. McKenna                    65,549(8)          62,955             2,594           *             *
                 Director

              Harvey Reich                          64,145(8)          62,955             1,190           *             *
                 Director


              Ira S. Sheinfeld                      93,173(9)          93,173                -0-          *            -0-
                 Director

-----------------------
*  Less than 1%

(1) Does not constitute a commitment to sell any or all of the stated number of shares of Common Stock. The number of shares offered hereby shall be determined from time to time by each Selling Stockholder in his sole discretion.

(2)       Based on 25,516,740 shares outstanding as of September 22, 1997.

(3) Includes 6,917,700 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, includes 629,554 shares which may be acquired upon the exercise of stock options.

(4) Includes 6,917,700 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, includes 1,007,286 shares which may be acquired pursuant to the exercise of stock options.

(5) Includes 94,433 shares which may be acquired pursuant to the exercise of stock options.

(6) Includes 25,000 shares which may be acquired pursuant to the exercise of stock options.

(7) Includes 163,684 shares which may be acquired pursuant to the exercise of stock options.

(8) Includes 62,955 shares which may be acquired pursuant to the exercise of stock options.

(9) Includes 93,173 shares which may be acquired pursuant to the exercise of stock options.



                              PLAN OF DISTRIBUTION

          The Common Stock is being sold by the Selling Stockholders for their own accounts. The Common Stock may be sold or transferred for value by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest to the Selling Stockholders, in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Stockholders may effect such transactions by selling the Common Stock to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling

Stockholders and any broker-dealers that participate in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual Selling Stockholders will be borne by such Selling Stockholders.

          There can be no assurance that any of the Selling Stockholders will sell any or all of the Common Stock offered by them hereunder.


                                 LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Shack & Siegel, P.C., New York, New York. Stockholders of Shack & Siegel, P.C. hold options to purchase 62,955 shares of Common Stock at an exercise price of $21.344 per share.


                                    EXPERTS

          The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of the Company for the three years ended June 30, 1997 have been so incorporated in reliance upon the report of Ernst & Young LLP, independent certified public accountants, given upon the authority of said firm as experts in accounting and auditing.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The legality of the issuance of the shares of Common Stock offered under the Plan will be passed upon for the Registrant by Shack & Siegel, P.C.
New York, New York. Stockholders of Shack & Siegel, P.C. hold options to purchase 62,955 shares of the Registrant's Common Stock at an exercise price per share of $21.344.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the "GCL") and by the Certificate of Incorporation and By-laws of the Registrant. The Certificate of Incorporation of the Registrant provides that the Registrant shall, to the fullest extent permitted by Section 145 of the GCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and
(ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such person. In addition, the Certificate of Incorporation of the Registrant provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the GCL, as amended and supplemented.

     The Registrant has entered into an indemnification agreement (the "Indemnity Agreement") with each of its officers and directors providing for the indemnification of such officers and directors to the fullest extent permitted by the laws of the State of Delaware. The Indemnity Agreement obligates the Registrant to provide the maximum protection allowed under Delaware law and supplements and increases the protection afforded to officers and directors in the following respects:

      1. The Indemnity Agreement establishes the presumption that the officer or director has met the standard of conduct required for indemnification, as prescribed under the GCL. Indemnification will be made unless the Board of Directors or independent counsel determines that the applicable standard of conduct has not been met.
      2. The Indemnity Agreement provides that litigation expenses shall be advanced promptly to an officer or director in advance of indemnification, provided that he or she undertakes to repay the amount advanced if it is ultimately determined there is no entitlement to indemnification for such expenses.
      3. The Indemnity Agreement explicitly provides that the indemnification provisions are applicable to amounts paid in settlement of a derivative suit.
      4. In the event of a determination by the Board of Directors or independent legal counsel that an officer or director did not meet the standard of conduct required for indemnification, the Indemnity Agreement allows such officer or director to contest this determination by petitioning a court to make an independent determination of whether such officer or director is entitled to indemnification under the Indemnity Agreement.
      5. The Indemnity Agreement explicitly provides for partial indemnification of costs and expenses in the event that an officer or director is not entitled to full indemnification under the terms of the Indemnity Agreement.
      6. Unlike the indemnification provisions in the Registrant's Certificate of Incorporation, the Indemnity Agreement cannot be unilaterally modified or amended by the Board of Directors or the stockholders, a fact which would be significant if there were a change in control of the Registrant at the time of a claim, proceeding or litigation.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the Company's Certificate of Incorporation, By-laws or any other documents or agreements, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8. EXHIBITS.

        4.   (a)(1)  1991 Stock Option Plan, as amended, incorporated by reference to Exhibit 10(f) to the
                     Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994
             (a)(2)  Amendment of Article III, Section 3 (Option Adjustments) to 1991 Stock Option Plan,
                     incorporated by reference to Proposal No. 2 to the Registrant's Definitive Proxy
                     Statement on Schedule 14A as filed with the Commission December 11, 1996
             (b)     Form of Option Agreement under the 1991 Stock Option Plan, incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-48363 as filed with the Commission on
                     June 3, 1992
        5.           Opinion of Shack & Siegel, P.C., counsel for Registrant
        23.  (a)     Consent of Shack & Siegel, P.C. (included in Exhibit 5 hereof)
             (b)     Consent of Ernst & Young LLP
        24.          Power of Attorney (contained on the signature page hereof)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement No. 33-48363 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 26th day of September, 1997.

                                    WMS INDUSTRIES INC.
                                    (Registrant)


                                    By: /s/ Neil D. Nicastro
                                        --------------------
                                        Neil D. Nicastro
                                        President and Chief Executive Officer


     Each person whose signature to this Post Effective Amendment No. 1 to Registration Statement No. 33-48363 appears below hereby appoints Neil D. Nicastro and Harold H. Bach, Jr., and each of them acting singly, as his attorney-in-fact to sign in his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title                                       Date
---------                          -----                                       ----

/s/ Neil D. Nicastro               President, Chief Executive Officer, Chief   September 26, 1997
---------------------------------  Operating Officer and Director
Neil D. Nicastro                   (Principal Executive Officer)

/s/ Harold H. Bach, Jr.*           Vice President-Finance and Treasurer        September 26, 1997
---------------------------------  (Principal Financial
Harold H. Bach, Jr.                and Principal Accounting Officer)

/s/ Louis J. Nicastro*             Chairman and of the Board of Directors      September 26, 1997
---------------------------------
Louis J. Nicastro

/s/ Norman J. Menell*              Vice Chairman of the Board of Directors     September 26, 1997
---------------------------------
Norman J. Menell

/s/ Kenneth J. Fedesna             Director                                    September 26, 1997
---------------------------------
Kenneth J. Fedesna

/s/ William C. Bartholomay*        Director                                    September 26, 1997
---------------------------------
William C. Bartholomay

/s/ William E. McKenna*            Director                                    September 26, 1997
---------------------------------
William E. McKenna

/s/ Harvey Reich*                  Director                                    September 26, 1997
---------------------------------
Harvey Reich

/s/ Ira S. Sheinfeld               Director                                    September 26, 1997
---------------------------------
Ira S. Sheinfeld


*By: /s/ Neil D. Nicastro
     ----------------------
     Neil D. Nicastro
     ----------------
     Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                                              DESCRIPTION
------                                              -----------
   4.  (a)(1)*      1991 Stock Option Plan, as amended. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

       (a)(2)**     Amendment of Article III, Section 3 (Option Adjustments) to the 1991 Stock Option Plan  . . . . . . .

       (b)***       Form of Option Agreement under the 1991 Stock Option Plan   . . . . . . . . . . . .. . . . . . . . . .

   5.               Opinion of Shack & Siegel, P.C., counsel for Registrant  . . . . . . . .. . . . . . . . . . . . . . .

   23. (a)          Consent of Shack & Siegel, P.C. (included in Exhibit 5 hereof). . . . . . . . . . . . . . . . . . . .

       (b)          Consent of Ernst & Young LLP . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . .

   24.              Power of Attorney (contained on the signature page hereof). . . . . . . . . . . . . . . . . . . . . .

------------------
  * Incorporated by reference to Exhibit 10(f) to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1994.

 ** Incorporated by reference to Proposal No. 2 to the Registrant's Definitive
    Proxy Statement on Scheudle 14A as filed with the Commission December 11, 1996.

*** Incorporated by reference to Exhibit 4(b) to Registration Statement No.
    33-48363 as filed with the Commission June 3, 1992.







                                       3